UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104

Milton, GA 30004

 (Address of principal executive offices)

(678) 580-5661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

 Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2019, Attis Ethanol Fulton, LLC (the “Purchaser”), an indirect wholly-owned subsidiary of Attis Industries Inc. (the “Company”), entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) with Sunoco Retail LLC (the “Seller”), pursuant to which the Purchaser has agreed to acquire from the Seller certain assets of the Seller related to the Seller’s ethanol production facility, including real property, intellectual property and other assets related to the ethanol production business (collectively, the “Purchased Assets”).

The closing of the Purchase Agreement is scheduled to occur on or before March 1, 2019, or at such other time Purchaser and Seller may mutually agree in writing (the “Closing Date”). The Purchase Agreement may be terminated prior to closing (a) at the election of Seller or Purchaser on or after September 1, 2019, if the closing shall not have occurred by such date, provided that the terminating party is not in material default of any of its obligations under the Purchase Agreement; (b) by mutual written consent of Seller and Purchaser; or (c) as the Purchase Agreement may otherwise allow.

In consideration for the Purchased Assets, (i) Purchaser will pay Seller $20,000,000 in cash (the “Cash Payment”) on the Closing Date; (ii) Purchaser shall pay Seller an amount equal to the value of the raw materials inventory at the Facility (as defined in the Purchase Agreement) on the six (6) month anniversary of Closing Date; and (iii) on the six (6) month anniversary of Closing Date, Purchaser shall pay Seller an amount equal to the value of the finished goods inventory at the Facility as of the closing.

In addition to the Purchased Assets, upon closing, the Purchaser shall offer employment to certain employees of Sunoco and such employees would be eligible to participate in the Company’s benefits programs.

In connection with the Purchase Agreement, the Company delivered a guaranty (the “Guaranty”) in favor of the Seller to guarantee the payment and performance of all obligations, liabilities and indemnities of Purchaser.

The above descriptions of the Purchase Agreement and Guaranty do not purport to be complete and are qualified in their entirety by reference to such documents filed as Exhibits 2.1 and 10.1, respectively, hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated January 16, 2019, by and between Sunoco Retail LLC and Attis Ethanol Fulton, LLC

10.1*	Guaranty Agreement, dated January 16, 2019, by and between the Company and Sunoco Retail LLC

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: January 18, 2019	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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